Schedule A

Funds (with respect to Investor Class Shares)
Direxion Monthly S&P 500® Bull 2X Fund	0.65%
Direxion Monthly S&P 500® Bear 2X Fund	0.65%
Direxion Monthly NASDAQ-100® Bull 2X Fund	0.65%
Direxion Monthly NASDAQ-100® Bear 2X Fund	0.65%
Direxion Monthly Dollar Bull 2X Fund	0.65%
Direxion Monthly Dollar Bear 2X Fund	0.65%
Direxion Monthly Latin America Bull 2X Fund	0.65%
U.S. Government Money Market Fund	0.45%
Direxion Monthly Small Cap Bull 2X Fund	0.65%
Direxion Monthly Small Cap Bear 2X Fund	0.65%
Direxion Monthly Emerging Markets Bull 2X Fund	0.65%
Direxion Monthly Emerging Markets Bear 2X Fund	0.65%
Direxion Monthly Developed Markets Bull 2X Fund	0.65%
Direxion Monthly Developed Markets Bear 2X Fund	0.65%
Direxion Monthly Commodity Bull 2X Fund	0.65%
Direxion Monthly 10 Year Note Bull 2X Fund	0.65%
Direxion Monthly 10 Year Note Bear 2X Fund	0.65%
Dynamic HY Bond Fund	0.60%
HY Bear Fund	0.65%
Direxion Monthly China Bull 2X Fund	0.65%
Commodity Trends Strategy Fund	0.39%
Financial Trends Strategy Fund	0.40%
Direxion/Wilshire Dynamic Fund	0.30%
Direxion Long/Short Global IPO Fund	0.65%

Funds (with respect to Investor Class Shares)
Evolution Managed Bond Fund	0.50%
Evolution All-Cap Equity Fund	0.50%
Evolution Market Leaders Fund	0.50%
Evolution Alternative Investment Fund	0.50%
PSI Core Strength Fund	0.45%
PSI Macro Trends Fund	0.45%
PSI Total Return Fund	0.45%

Funds (with respect to Service Class Shares)
HCM Freedom Fund	0.55%
Spectrum Select Alternative Fund	0.55%
Spectrum Global Perspective Fund	0.55%
Spectrum Equity Opportunity Fund	0.55%

Funds (with respect to Institutional Class Shares)
Commodity Trends Strategy Fund	0.39%
Financial Trends Strategy Fund	0.40%
Direxion/Wilshire Dynamic	0.30%
Direxion Long/Short IPO Fund	0.65%

Dated:  July 1, 2009
Amended:  August 26, 2009
Amended: November 23, 2009